Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Circuit City Stores, Inc., a Virginia corporation, (the "Company"), for the quarter ended August 31, 2008, as filed with the Securities and Exchange Commission (the "Report"), I, James A. Marcum, Vice Chairman and Acting President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1).	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2).	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	September 29, 2008	By:	/s/ James A. Marcum
James A. Marcum
Vice Chairman and Acting President
and Chief Executive Officer